EXHIBIT 99.2



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                     [SISTERSVILLE BANCORP, INC. LETTERHEAD]

FOR IMMEDIATE RELEASE                      FOR FURTHER INFORMATION CONTACT:
---------------------                      --------------------------------
March 10, 1998                             Stanley M. Kiser
                                           President and Chief Executive Officer
                                           (304) 652-3671

                 SISTERSVILLE BANCORP, INC. ANNOUNCES COMPLETION
                               OF STOCK REPURCHASE

         Sistersville, West Virginia -- Sistersville Bancorp, Inc., the parent holding company of First Federal Savings Bank, today announced that it completed the repurchase of 33,071 shares, or 5% of the Company's outstanding common stock, through open market purchases. The company currently has 628,357 shares of common stock outstanding.

         The Company became the holding company for the Bank on June 25, 1997, following its initial public offering at the time of the conversion of the Bank from the mutual to stock form of ownership.

         First Federal Savings Bank is a federally-chartered savings bank which conducts its business in Sistersville, West Virginia. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). The Company's common stock is traded in the over-the-counter market with quotations available through the OTC "Electronic Bulletin Board" under the symbol "SVBC."